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Meritor Reports First-Quarter Fiscal Year 2014 Results

Achieves Net Income of $11 Million and Earnings Per Share of $0.11

TROY, Mich. (Jan. 29, 2014) - Meritor, Inc. (NYSE: MTOR) today reported financial results for its first fiscal quarter ended Dec. 31, 2013.

First-Quarter Highlights

•	Sales were $907 million, up $16 million or 2 percent, from the same period last year.

•	Net income on a GAAP basis was $11 million, compared to a net loss of $21 million in the same period last year.

•	Adjusted EBITDA was $70 million, compared with $46 million in the same period last year.

•	Adjusted EBITDA margin of 7.7 percent, compared to 5.2 percent in the same period last year.

•	Free cash flow was negative $16 million in the first quarter of fiscal year 2014, compared to negative $106 million in the same period last year.
“We expanded our Adjusted EBITDA margin by 250 basis points from the same quarter last year despite the planned step down in our defense business,” said Chairman, CEO and President Ike Evans. “We’re executing well on our M2016 performance initiatives which are continuing to drive improved financial results.”
First-Quarter Results
For the first quarter of fiscal year 2014, Meritor posted sales of $907 million, up 2 percent from the same period last year. The increase was primarily due to higher commercial truck production in Europe and South America, partially offset by lower defense revenue and continued weakness in India.
Net income from continuing operations, on a GAAP basis, was $11 million or $0.11 per diluted share, compared to a loss from continuing operations of $16 million or $0.17 per diluted share in the prior year. The increase in net income from continuing operations was primarily driven by the execution of global pricing initiatives throughout calendar year 2013, lower material and structural costs and slightly higher revenues.

Adjusted income from continuing operations in the first quarter of fiscal year 2014 was $12 million, or $0.12 per diluted share, compared to an adjusted loss from continuing operations of $11 million, or $0.11 per diluted share, a year ago.
Adjusted EBITDA was $70 million, compared to $46 million in the first quarter of fiscal year 2013. Adjusted EBITDA margin for the first quarter of fiscal year 2014 was 7.7 percent, compared to 5.2 percent in the same period last year.
Cash flow used by operating activities in the first quarter of fiscal 2014 was negative $4 million, compared to negative $91 million in the same period last year. Free cash flow for the first quarter of fiscal year 2014 was negative $16 million, compared to negative $106 million in the same period in the prior year. The improvement is primarily due to an increase in factored receivables, less cash used for working capital and higher net income.

First-Quarter Segment Results
Commercial Truck & Industrial sales were $727 million, up $12 million, compared with the same period last year. This increase was primarily driven by higher revenue in Europe and South America, partially offset by lower defense revenue and continued weakness in India. Segment EBITDA for the Commercial Truck & Industrial segment was $53 million for the quarter, up $19 million or 56 percent from the first quarter of fiscal year 2013. Segment EBITDA margin increased to 7.3 percent, up from 4.8 percent in the same period last year. Year-over-year reductions in material and structural costs and the favorable impact of higher revenue in Europe and South America more than offset the unfavorable impact of the planned step-down in the company’s defense revenue.
The Aftermarket & Trailer segment posted sales of $208 million, up $5 million from the same period last year. Segment EBITDA for Aftermarket & Trailer was $19 million, up $6 million or 46 percent from the first quarter of fiscal year 2013. Segment EBITDA margin improved to 9.1 percent from 6.4 percent in the first quarter of fiscal year 2013. The increase in segment EBITDA margin was primarily due to pricing actions executed throughout calendar year 2013 and lower material and structural costs.

M2016 Priorities
The company remains focused on M2016, its detailed three-year plan for achieving margin, leverage, and growth targets through driving operational excellence, focusing on customer value, reducing product costs and investing in a high performing team. M2016 includes three financial targets for driving sustainable strength:

•	Achieve 10 percent adjusted EBITDA margin for the full year 2016.

•	Reduce net debt, including retirement benefit liabilities, by $400 million to less than $1.5 billion.

•	Generate incremental booked revenue of $500 million per year (at run-rate) between the beginning of fiscal year 2013 and the end of fiscal year 2016 (from new products, new customers or new programs).

Outlook for Fiscal Year 2014
The company is reaffirming guidance as follows:

•	Revenue to be approximately $3.7 billion.

•	Adjusted EBITDA margin to be approximately 7.5 percent.

•	Adjusted earnings per share from continuing operations in the range of $0.30 to $0.40.

•	Total free cash flow to be about breakeven to $25 million.

The company continues to anticipate the following for the entire company:

•	Capital expenditures in the range of $80 million to $90 million.

•	Interest expense in the range of $105 million to $115 million.

•	Cash interest in the range of $85 million to $95 million.

•	Cash income taxes in the range of $45 million to $55 million.

“We’re confident that our business initiatives and cost management actions will enable us to improve margins for the year despite our expectations for flat year-over-year revenue,” said Evans.

First-Quarter Fiscal Year 2014 Conference Call
Meritor will host a conference call and webcast to discuss the company’s first-quarter results for fiscal year 2014 on Wednesday, Jan. 29, 2014, at 9 a.m. (ET).
To participate, call (617) 213-4846, 10 minutes prior to the start of the call. Please reference passcode 10695914 when registering. Investors can also listen to the conference call in real time or access a recording of the call for seven days after the event by visiting the investors page on meritor.com.
A replay of the call will be available starting at 1 p.m. on Jan. 29, until 11:59 p.m. Feb. 5, by calling (888) 286-8010 (within the United States) or (617) 801-6888 for international calls. Please refer to replay passcode 60154192. To access the listen-only audio webcast, visit meritor.com and select the webcast link from the home page or the investor page.

About Meritor
Meritor, Inc. is a leading global supplier of drivetrain, mobility, braking and aftermarket solutions for commercial vehicle and industrial markets. With more than a 100-year legacy of providing innovative products that offer superior performance, efficiency and reliability, the company serves commercial truck, trailer, off-highway, defense, specialty and aftermarket customers around the world. Meritor is based in Troy, Mich., United States, and is made up of more than 9,000 diverse employees who apply their knowledge and skills in manufacturing facilities, engineering centers, joint ventures, distribution centers and global offices in 18 countries. Common stock is traded on the New York Stock Exchange under the ticker symbol MTOR. For important information, visit the company's website at meritor.com.

Forward-Looking Statement
This release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. SEC filings may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to reduced production for certain military programs and our ability to secure new military programs as our primary military programs wind down by design in future years; reliance on major original equipment manufacturer (“OEM”) customers and possible negative outcomes from contract negotiations with our major customers, including failure to negotiate acceptable terms in contract renewal negotiations and our ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; our ability to successfully manage rapidly changing volumes in the commercial truck markets and work with our customers to adjust their demands in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, and our ability to manage or recover such costs; our ability to manage possible adverse effects on our European operations, or financing arrangements related thereto, in the event one or more countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); rising costs of pension and other postretirement benefits; the ability to achieve the expected benefits of restructuring actions; the demand for commercial and specialty vehicles for which we supply products; whether our liquidity will be affected by declining vehicle productions in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; labor relations of our company, our suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of our suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of our debt; our ability to continue to comply with covenants in our financing agreements; our ability to access capital markets; credit ratings of our debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; and possible changes in accounting rules; as well as other substantial costs, risks and uncertainties, including but not limited to those detailed herein and from time to time in other filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.
All earnings per share amounts are on a diluted basis. The company's fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters generally end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company's fiscal year and fiscal quarters, unless otherwise stated.

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the company has provided information regarding Adjusted income or loss from continuing operations, Adjusted diluted earnings per share from continuing operations, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow from continuing operations before restructuring payments and net debt which are non-GAAP financial measures.

Adjusted income (loss) from continuing operations and Adjusted diluted earnings (loss) per share from continuing operations are defined as reported income or loss from continuing operations and reported diluted earnings or loss per share from continuing operations before restructuring expenses, asset impairment charges and other special items as determined by management. Adjusted EBITDA is defined as income (loss) from continuing operations before interest, income taxes, depreciation and amortization, non-controlling interests in consolidated joint ventures, loss on sale of receivables, restructuring expenses, asset impairment charges and other special items as determined by management. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by consolidated sales. Free cash flow is defined as cash flows provided by (used for) operating activities less capital expenditures. Net debt including retirement liabilities is defined as total debt plus pension assets, pension liability, retiree medical liability and other retirement benefits less cash and cash equivalents.
Management believes that the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the company's financial position and results of operations. In particular, management believes that Adjusted EBITDA and Adjusted EBITDA margin are meaningful measures of performance as they are commonly utilized by management and the investment community to analyze operating performance in our industry. Further, management uses Adjusted EBITDA for planning and forecasting future periods. Management believes that free cash flow is useful in analyzing our ability to service and repay debt. Net debt including retirement liabilities is a specific financial measure which is part of our three-year plan, M2016, to reduce debt and other balance sheet liabilities.

Adjusted income (loss) from continuing operations, Adjusted diluted earnings (loss) per share from continuing operations and Adjusted EBITDA should not be considered a substitute for the reported results prepared in accordance with GAAP and should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. Free cash flow should not be considered a substitute for cash provided by (used for) operating activities, or other cash flow statement data prepared in accordance with GAAP, or as a measure of financial position or liquidity. In addition, these non-GAAP cash flow measures do not reflect cash used to service debt or cash received from the divestitures of businesses or sales of other assets and thus do not reflect funds available for investment or other discretionary uses. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.
Set forth on the following pages are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Segment EBITDA and EBITDA Margins
Segment EBITDA is defined as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization, noncontrolling interests in consolidated joint ventures, loss on sale of receivables, restructuring expense and asset impairment charges. We use Segment EBITDA as the primary basis for the Chief Operating Decision Maker to evaluate the performance of each of our reportable segments.

MERITOR, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended December 31,
	2013	2012
Sales	$907	$891
Cost of sales	(804)	(808)
GROSS MARGIN	103	83
Selling, general and administrative	(59)	(62)
Restructuring costs	(1)	(6)
Other operating expense	(1)	(1)
OPERATING INCOME	42	14
Equity in earnings of affiliates	8	9
Interest expense, net	(27)	(29)
INCOME (LOSS) BEFORE INCOME TAXES	23	(6)
Provision for income taxes	(10)	(10)
INCOME (LOSS) FROM CONTINUING OPERATIONS	13	(16)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	—	(5)
NET INCOME (LOSS)	13	(21)
Less: Income attributable to noncontrolling interests	(2)	—
NET INCOME (LOSS) ATTRIBUTABLE TO MERITOR, INC.	$11	$(21)

NET INCOME (LOSS) ATTRIBUTABLE TO MERITOR, INC.
Net Income (loss) from continuing operations	$11	$(16)
Loss from discontinued operations	—	(5)
Net Income (loss)	$11	$(21)

DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations	$0.11	$(0.17)
Discontinued operations	—	(0.05)
Diluted Earnings (loss) per share	$0.11	$(0.22)

Diluted average common shares outstanding	98.7	96.7

MERITOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited, In millions)

	December 31, 2013	September 30, 2013
ASSETS:
Cash and cash equivalents	$300	$318
Receivables, trade and other, net	534	596
Inventories	432	414
Other current assets	57	56
TOTAL CURRENT ASSETS	1,323	1,384
Net property	410	417
Goodwill	436	434
Other assets	328	335
TOTAL ASSETS	$2,497	$2,570

LIABILITIES AND EQUITY (DEFICIT):
Short-term debt	$12	$13
Accounts payable	651	694
Other current liabilities	323	339
TOTAL CURRENT LIABILITIES	986	1,046
Long-term debt	1,126	1,125
Retirement benefits	875	886
Other liabilities	318	335
TOTAL LIABILITIES	3,305	3,392

Total deficit attributable to Meritor, Inc.	(838)	(850)
Noncontrolling interests	30	28
TOTAL DEFICIT	(808)	(822)
TOTAL LIABILITIES AND DEFICIT	$2,497	$2,570

MERITOR, INC.
CONSOLIDATED BUSINESS SEGMENT INFORMATION
(Unaudited, In millions)

	Three Months Ended December 31,
	2013	2012
Sales:
Commercial Truck & Industrial	$727	$715
Aftermarket & Trailer	208	203
Intersegment Sales	(28)	(27)
Total sales	$907	$891
EBITDA:
Commercial Truck & Industrial	$53	$34
Aftermarket & Trailer	19	13
Segment EBITDA	72	47
Unallocated legacy and corporate costs, net	(2)	(1)
Adjusted EBITDA	70	46
Interest expense, net	(27)	(29)
Provision for income taxes	(10)	(10)
Depreciation and amortization	(16)	(16)
Loss on sale of receivables	(3)	(1)
Restructuring costs	(1)	(6)
Noncontrolling interests	(2)	—
Income (Loss) from Continuing Operations attributable to Meritor, Inc.	11	(16)
Loss from Discontinued Operations attributable to Meritor, Inc.	—	(5)
Net Income (loss) attributable to Meritor, Inc.	$11	$(21)

Adjusted EBITDA Margin (1)	7.7%	5.2%
(1) Adjusted EBITDA margin equals Adjusted EBITDA divided by consolidated sales.

MERITOR, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In millions)

	Three Months Ended December 31,
	2013	2012
OPERATING ACTIVITIES
Income (Loss) from continuing operations	$13	$(16)
Adjustments to income from continuing operations:
Depreciation and amortization	16	16
Restructuring costs	1	6
Loss on debt extinguishment	—	5
Equity in earnings of affiliates	(8)	(9)
Pension and retiree medical expense	10	10
Other adjustments to income from continuing operations	4	4
Dividends received from affiliates	5	3
Pension and retiree medical contributions	(9)	(15)
Restructuring payments	(3)	(5)
Changes in off-balance sheet accounts receivable factoring	81	33
Changes in assets and liabilities	(111)	(113)
Operating cash flows used for continuing operations	(1)	(81)
Operating cash flows used for discontinued operations	(3)	(10)
CASH USED FOR OPERATING ACTIVITIES	(4)	(91)
INVESTING ACTIVITIES
Capital expenditures	(12)	(15)
CASH USED FOR INVESTING ACTIVITIES	(12)	(15)
FINANCING ACTIVITIES
Repayment of notes	(4)	(233)
Proceeds from debt issuance	—	225
Debt issuance costs	—	(5)
Other financing activities	3	1
CASH USED FOR FINANCING ACTIVITIES	(1)	(12)
EFFECT OF CHANGES IN FOREIGN CURRENCY EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(1)	—
CHANGE IN CASH AND CASH EQUIVALENTS	(18)	(118)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	318	257
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$300	$139

MERITOR, INC.
FREE CASH FLOW — RECONCILIATION
Non-GAAP
(Unaudited, in millions)

	Three Months Ended December 31,
	2013	2012
Cash flows used for operating activities — continuing operations	$(1)	$(81)
Capital expenditures — continuing operations	(12)	(15)
Free cash flow - continuing operations	(13)	(96)

Cash flow used for operating activities - discontinued operations	(3)	(10)
Free cash flow — discontinued operations	(3)	(10)
Free cash flow — total company	$(16)	$(106)

Free cash flow - continuing operations	$(13)	$(96)
Restructuring payments - continuing operations	3	5
Free cash flow from continuing operations before restructuring payments	$(10)	$(91)

MERITOR, INC.
ADJUSTED INCOME AND EARNINGS PER SHARE — RECONCILIATION
Non-GAAP
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended December 31,
	2013	2012
Income (Loss) from continuing operations attributable to Meritor, Inc.	$11	$(16)
Adjustments:
Restructuring costs (net of tax)	1	5
Adjusted income (loss) from continuing operations	$12	$(11)

Diluted earnings (loss) per share from continuing operations	$0.11	$(0.17)
Impact of adjustments on diluted earnings (loss) per share	0.01	0.06
Adjusted diluted earnings (loss) per share from continuing operations	$0.12	$(0.11)

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